As filed with the Securities and Exchange Commission on March 30, 1998
                                                    Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ---------------------------------

                                VTEL CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                                            74-2415696
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                               108 Wild Basin Road
                               Austin, Texas 78746
          (Address of principal executive offices, including zip code)

                       -----------------------------------

                VTEL CORPORATION 1992 DIRECTOR STOCK OPTION PLAN
                                       AND
                  VTEL CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)
                       ----------------------------------

                                 RODNEY S. BOND
                             Chief Financial Officer
                                VTEL CORPORATION
                               108 Wild Basin Road
                               Austin, Texas 78746
                     (Name and address of agent for service)

                                 (512) 437-2702
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                                     Proposed
                                     Proposed        maximum
    Title of       Amount to         maximum        aggregate        Amount of
 securities to   be registered    offering price     offering       registration
 be registered        (1)        per share (2)(3)  price (2)(3)      fee (3)
--------------   -------------   ----------------  ------------     ------------
Common Stock,
par value $.01
  per share         550,000           $6.375       $3,317,759.85        $979
share
--------------------------------------------------------------------------------

(1) Consists of 500,000 shares and 50,000 shares of common stock (and associated preferred stock purchase rights) reserved for issuance to employees and directors of VTEL Corporation (the "Corporation") pursuant to (i) the VTEL Corporation Employee Stock Purchase Plan; and (ii) the VTEL Corporation 1992 Director Stock Option Plan, respectively (collectively, the "Plans"). In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of the Corporation's Common Stock (the "Common Stock") issuable pursuant to the exercise of options and/or awards granted or to be granted under the Plans to prevent dilution that may result from any future stock splits, stock dividends or similar transactions affecting the Common Stock.

(2) Estimated solely for the purpose of computing the registration fee.

(3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of common stock offered hereunder pursuant to the Plans is based upon (i) 548,335 shares of Common Stock reserved for issuance under the Plans, but not subject to outstanding stock options issued under the Plans, at a price of $6.03125, which is the average of the highest and lowest price per share of Common Stock on the NASDAQ National Market System on March 26, 1998; and (ii) 1,665 shares of Common Stock reserved for issuance and subject to stock options already granted under the Company's 1992 Director Stock Option Plan at an exercise price of $6.375 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*



                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The Corporation hereby incorporates by reference the two separate Registration Statements on Form S-8 relating to the VTEL Corporation Employee Stock Purchase Plan, Registration Numbers 33-65464 and 33-95754, and the Registration Statement on Form S-8 relating to the VTEL Corporation 1992 Director Stock Option Plan (f/k/a the VideoTelecom Corp. 1992 Director Stock Option Plan), Registration Number 33-65472.

Item 8. Exhibits

          Each of the following exhibits is filed herewith:

          5.1  - Opinion of Jenkens & Gilchrist, a Professional Corporation

          23.1 - Consent of Price Waterhouse LLP

          23.2 - Consent of KPMG Peat Marwick LLP

          23.3 - Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as exhibit 5.1 hereto)


--------
     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on March 30, 1998.

                                  VTEL CORPORATION


                                  By:    /s/ F.H. (Dick) Moeller
                                         ---------------------------------------
                                         F.H. (Dick) Moeller
                                         Chief Executive Officer and Chairman of
                                         the Board of Directors (Principal
                                         Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints F.H. (Dick) Moeller and Rodney S. Bond and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates included:

Signature                            Capacity                           Date

/s/ F.H. (Dick) Moeller    Chief Executive Officer and Chairman   March 30, 1998
-------------------------- of the Board of Directors (Principal
F.H. (Dick) Moeller        Executive Officer)

/s/ Rodney S. Bond         Chief Financial Officer, Vice          March 30, 1998
-------------------------- President-Finance, Treasurer and
Rodney S. Bond             Secretary (Principal Financial
                           Officer and Principal Accounting
                           Officer)

/s/ Jerry S. Bensen, Jr.   Director                               March 30, 1998
--------------------------
Jerry S. Bensen, Jr.

/s/ Eric L. Jones          Director                               March 30, 1998
--------------------------
Eric L. Jones

                           Director                               March 30, 1998
--------------------------
Gordon H. Mathews

/s/ Max D. Hopper          Director                               March 30, 1998
--------------------------
Max D. Hopper

/s/ T. Gary Trimm          Director                               March 30, 1998
--------------------------
T. Gary Trimm

/s/ Dr. Arthur G. Anderson Director                               March 30, 1998
--------------------------
Dr. Arthur G. Anderson

/s/ Richard Snyder         Director                               March 30, 1998
--------------------------
Richard Snyder

                                INDEX TO EXHIBITS


         Exhibit     Description of Exhibit
         -------     ----------------------


          5.1  -     Opinion of Jenkens & Gilchrist, a Professional Corporation.

         23.1  -     Consent of Price Waterhouse LLP.

         23.2  -     Consent of KPMG Peat Marwick, LLP.

         23.3  -     Consent of Jenkens & Gilchrist,  a Professional Corporation
                     (included in their opinion filed as exhibit 5.1 hereto).